UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 30, 2008

AMBASSADORS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Dwight D. Eisenhower Building, 2001 South Flint Road, Spokane, WA 99224
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(509) 568-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 30, 2008, Ambassadors Group, Inc. (the “Registrant”) entered into a Credit Agreement with Wells Fargo Bank, National Association (the “Bank”) whereby the Registrant may access up to an aggregate principal amount of $20.0 million through May 31, 2011. The Registrant’s obligation to repay advances under the line of credit is evidenced by a Revolving Line of Credit Note.

The Credit Agreement also includes a line of credit subfeature for the issuance of standby letters of credit not to exceed $2.5 million in the aggregate.

The foregoing summary of the Credit Agreement and the Revolving Line of Credit Note are qualified in their entirety by reference to the full text of the agreements attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1:	Credit Agreement, effective May 30, 2008
Exhibit 10.2:	Revolving Line of Credit Note, effective May 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.

Date: May 30, 2008	By:	/s/ Chadwick J. Byrd
Chadwick J. Byrd Chief Financial Officer